UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/35th share of common stock at an exercise price of $402.50 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification of Rights to Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2024, Revelation Biosciences, Inc. (the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders voted and approved proposals to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-50 split, with the exact ratio to be determined by our board of directors in its sole discretion.

On January 22, 2024, the Company filed a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) effecting a reverse stock split as of 12:01 a.m. Eastern Standard Time on January 25, 2024 with a ratio of 1-for-30 (the “Reverse Split”). The Company’s common stock will begin trading on a post-split basis under the Company’s existing trading symbol, “REVB,” when the market opens on January 25, 2024.

As a result of the Reverse Split, every thirty (30) shares of the Company’s issued and outstanding common stock will automatically convert into one share of common stock, without any change in the par value per share. A total of approximately 209,911 shares of common stock will be issued and outstanding immediately after the Reverse Split becomes effective on January 25, 2024. No fractional shares will be outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

In addition, effective as of the same time as the Reverse Split, proportionate adjustments will be made to all then-outstanding equity awards and warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof. Furthermore, the number of shares of common stock available for issuance under the Company’s equity incentive plans will be proportionately adjusted for the Reverse Split ratio, such that fewer shares will be subject to such plans.

The new CUSIP number for common stock following the Reverse Split is 76135L507. For more information about the Reverse Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 22, 2023 the (“Proxy Statement”).

The text of the Certificate of Amendment is filed as Exhibit 3.1 and incorporated herein by reference.

(d) Exhibits.

3.1	Amendment to the Third Amended and Restated Certificate of Incorporation dated January 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	January 23, 2024	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)